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                                                                      Exhibit 99
                                 THE OHIO BANK
              PROXY FOR SPECIAL MEETING OF SHAREHOLDERS CALLED FOR
                               NOVEMBER 18, 1998

    The undersigned having received, together with the Proxy Statement/Prospectus dated as of October 14, 1998, notice of the Special Meeting of Shareholders of The Ohio Bank, Findlay, Ohio, to be held on November 18, 1998 at 5:30 p.m., hereby designates and appoints RICHARD R. HOLLINGTON, JR. and JACK
W. DONALDSON as proxies for the undersigned, with full power of substitution, to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares that the undersigned is entitled to vote at the Special Meeting of Shareholders, unless revoked, and at any adjournment or postponement thereof, such proxies being directed to vote as specified below on the following proposal:

MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSAL 1.


Proposal 1:  To approve and adopt the Agreement and Plan of Merger by and among
             Sky Financial Group, Inc., Citizens Bancshares, Inc., Interim Bank, a wholly-owned subsidiary of Sky Financial Group, Inc., and The Ohio Bank, providing for the merger of Citizens Bancshares Interim Bank with and into The Ohio Bank.


              FOR [ ]               AGAINST [ ]               ABSTAIN [ ]

Proposal 2:  To transact such other business as may properly come before the
             Special Meeting, or any adjournment or postponements thereof in order to allow the further solicitation of proxies.

              FOR [ ]               AGAINST [ ]               ABSTAIN [ ]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL
2. ALL PROXIES PREVIOUSLY GIVEN ARE HEREBY REVOKED. RECEIPT OF THE ACCOMPANYING PROXY STATEMENT AND PROSPECTUS IS HEREBY ACKNOWLEDGED.

                                                    (Continued on reverse side.)

(Continued from other side.)

    The aforesaid proxies are hereby authorized to vote on any other matter that may properly come before the meeting at their discretion. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at The Ohio Bank Special Meeting and advising the Secretary of the shareholder's intent to vote the share(s) or by sending a written, signed and dated revocation that clearly identifies the proxy being revoked to the principal executive offices of The Ohio Bank at 236 South Main Street, Findlay, Ohio, 45855, attention: Gary L. Cole, Secretary. A revocation may be in any written form validly signed by the record holder so long as it clearly states that the proxy previously given is no longer effective.

    PLEASE DATE, SIGN AND MAIL THIS PROXY TO THE OHIO BANK, ATTENTION GARY L. COLE, SECRETARY, 236 SOUTH MAIN STREET, FINDLAY, OHIO 45840. AN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                                   Dated:
                                                   -----------------------------

                                                   -----------------------------
                                                   Signature

                                                   -----------------------------
                                                   Signature

                                                   Please sign exactly as your
                                                   name appears on your stock
                                                   certificate(s) and return
                                                   this proxy promptly in the
                                                   accompanying envelope. If the
                                                   share(s) are issued in the
                                                   names of two or more persons,
                                                   all persons should sign the
                                                   proxy. If the shares are
                                                   issued in the name of a
                                                   corporation or partnership,
                                                   please sign in the corporate
                                                   name, by the president or
                                                   other authorized officer, or
                                                   in the partnership name, by
                                                   an authorized person. When
                                                   signing as attorney,
                                                   executor, administrator,
                                                   trustee, guardian or in any
                                                   other representative
                                                   capacity, please give your
                                                   full title as such.
                                   Proxy Card